RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Release”) is made and entered into as of the 5th day of September, 2014 by and among LORAL SPACE & COMMUNICATIONS INC., a Delaware corporation (“Loral”), SPACE SYSTEMS/LORAL, LLC, a Delaware limited liability company (the “Company”), MACDONALD, DETTWILER AND ASSOCIATES LTD., a Canadian corporation (“MDA”), and MDA COMMUNICATIONS HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of MDA (“Purchaser” and together with MDA and the Company, the “MDA Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the MDA Parties and Loral are party to that certain Purchase Agreement, dated as of June 26, 2012 (as amended from time-to-time, the “Purchase Agreement”), pursuant to which, among other things, Loral has agreed to indemnify, defend and hold harmless the Purchaser Indemnitees from certain Losses relating to the Covered Litigation;

WHEREAS, the Company, MDA, Loral and ViaSat, Inc. (“ViaSat”) entered into a Term Sheet on August 14, 2014 with respect to the settlement of Civil Action No. 3:12-cv-00260-H-WVG which was filed in the United States District Court for the Southern District of California by ViaSat against the Company and Loral and Civil Action No. 3:13-cv-02074-H-WVG which was filed in the same court by ViaSat against the Company (collectively, the “Actions”) and are preparing a long-form settlement agreement to more fully document the terms of the settlement (the long-form agreement governing such settlement is referred to as the “Settlement Agreement” and the date of such Settlement Agreement is referred to as the “Settlement Date”); and

WHEREAS, in connection with the settlement of the Actions, MDA and Loral entered into a Term Sheet entitled “MDA/Loral Dispute Resolution,” dated August 14, 2014 (the “Dispute Resolution Agreement”), pursuant to which MDA and Loral agreed to a mechanism for the allocation between MDA and Loral arising from the settlement of the Actions by way of mediation or arbitration (the “Dispute Resolution Agreement Proceedings”).

NOW, THEREFORE, in consideration of the agreements contained herein and in the Dispute Resolution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Release of Loral. Effective as of the Settlement Date, each of the MDA Parties, on behalf of itself and its Affiliates and their respective successors and assigns of each of the foregoing (the “MDA Releasors”), hereby fully and finally, irrevocably and unconditionally releases, acquits and forever discharges each of Loral and its Affiliates and their respective partners, members, managers, stockholders, directors, officers, employees and agents of each of the forgoing, and their respective successors and assigns (collectively, the “Released Loral Parties”), to the fullest extent permitted by Legal Requirement, from any and all charges, complaints, claims, obligations, liabilities, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, remedies, costs, debts, losses, expenses and fees, of every type, kind, nature, description or character, whether known or unknown, liquidated or unliquidated, at law or in equity, that any MDA Releasor had, has or may have from the beginning of time through the Effective Date to the extent based upon, arising from or in any way connected with or related to: (i) the Actions or the Covered Litigation, or (ii) Sections 10.2(a) or (b) (except as it relates to Article VII) or 10.8 of the Purchase Agreement (the “Released MDA Claims”); provided, however, that the Released MDA Claims shall not include any claims relating to the breach or non-performance of the Settlement Agreement or the Dispute Resolution Agreement. Each of the MDA Parties represents that none of the MDA Releasors has assigned or transferred or purported to have assigned or transferred to any Person any Released MDA Claim.

2. Release of the MDA Parties. Effective as of the Settlement Date, Loral, on behalf of itself and its Affiliates and their respective successors and assigns of each of the foregoing (the “Loral Releasors”), hereby fully and finally, irrevocably and unconditionally releases, acquits and forever discharges each of the MDA Parties and their Affiliates and their respective partners, members, managers, stockholders, directors, officers, employees and agents of each of the forgoing, and their respective successors and assigns (collectively, the “Released MDA Parties”), to the fullest extent permitted by Legal Requirement, from any and all charges, complaints, claims, obligations, liabilities, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, remedies, costs, debts, losses, expenses and fees, of every type, kind, nature, description or character, whether known or unknown, liquidated or unliquidated, at law or in equity, that any Loral Releasor had, has or may have from the beginning of time through the Effective Date to the extent based upon, arising from or in any way connected with or related to: (i) the Actions or the Covered Litigation, or (ii) Sections 10.3(a) (except as it relates to Article VII) or 10.8 of the Purchase Agreement (the “Released Loral Claims”); provided, however, that the Released Loral Claims shall not include any claims relating to the breach or non-performance of the Settlement Agreement or the Dispute Resolution Agreement Loral represents that none of the Loral Releasors has assigned or transferred or purported to have assigned or transferred to any Person any Released Loral Claim.

3. Nature of Release. Loral, in its capacity as a Loral Releasor, and each MDA Party in its capacity as an MDA Releasor (a “Releasor”) hereby expressly waives and relinquishes, to the full extent that such rights and benefits may be waived, all rights and benefits under any applicable Legal Requirement, which provides that a release does not extend to claims which the Releasor does not know or suspect to exist in its favor at the time of executing the release, which if known by the Releasor would have materially affected its settlement with the party released. In this regard, each Releasor acknowledges that it is aware that such Releasor or its representatives may hereafter discover matters released by this Release or facts in addition to or different from those which it or they now know or believe to exist with respect to the subject matter of the foregoing releases, and it is such Releasor’s intention hereby to fully, finally, and forever settle and release all possible claims purported to be released hereunder that such Releasor may have against any party released pursuant to this Release. Further, it is expressly understood that notwithstanding the discovery or existence of any such additional or different matters or facts, the release given herein shall be and remain in effect as a full and complete release with respect to all matters purported to be released by this Release.

4. No Proceedings. From and after the Settlement Date, (x) the MDA Parties shall not, and shall cause the MDA Releasors not to, with respect to the Released MDA Claims, and (y) Loral shall not, and shall cause the Loral Releasors not to, with respect to the Released Loral Claims, file any complaint, charge or lawsuit with respect to any matter released hereby (a “Prohibited Action”). The parties hereto agree that this Release may be raised as a complete bar to any Prohibited Action, and the party against whom a Prohibited Action is brought may recover from the applicable parties all costs incurred in connection with such Prohibited Action, including attorneys’ fees.

5. Disclaimer. Nothing herein is to be deemed to constitute an admission of wrongdoing or liability by any MDA Party or by Loral. Further nothing herein prohibits any party from referring to the Purchase Agreement or the obligations therein in the Dispute Resolution Agreement Proceedings in support of its position on allocation.

6. Incorporation by Reference. Section 1.2 and Article XIII of the Purchase Agreement shall be applicable to this Release and are incorporated herein by reference.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Release to be duly executed as of the date first written above.

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Avi Katz
Name: Avi Katz
Title: President, General Counsel and Secretary

SPACE SYSTEMS/LORAL, LLC

By: /s/ John W. Rakow
Name: John W. Rakow
Title: Assistant Secretary

MDA COMMUNICATIONS HOLDINGS, INC.

By: /s/ William McCombe
Name: William McCombe
Title: Director

MACDONALD, DETTWILER AND ASSOCIATES LTD.

By:/s/ Peter Louis
Name: Peter Louis
Title: EVP and Chief Operating Officer